UNITED STATES	OMB APPROVAL
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Value Line, Inc.

(Name of Registrant as Specified In Its Charter)

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VALUE LINE, INC.

220 East 42nd Street
New York, New York 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders of Value Line, Inc. (the “Company”) will be held on August 30, 2007, at 10:30 a.m. at the offices of Chadbourne and Parke, LLP, 30 Rockefeller Plaza, 36th Floor, New York, NY 10112 for the following purposes:

1.	To elect directors of Value Line, Inc.; and

2.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on August 9, 2007 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

If you hold shares in your name and are attending the Annual Meeting, please bring your admission ticket included with the Proxy Statement as well as a form of government issued photo identification. If your shares are held indirectly in the name of a bank, broker or other nominee (in “street name”), please request a letter or some other evidence of ownership from your bank, broker or other nominee, as well as proper authorization if you wish to vote your shares in person, and bring these documents to the Annual Meeting.

We urge you to vote on the business to come before the meeting by promptly executing and returning the enclosed proxy in the envelope provided or by casting your vote in person at the meeting.

By order of the Board of Directors

HOWARD A. BRECHER,
Vice President and Secretary

New York, New York
August 13, 2007

VALUE LINE, INC.

220 East 42nd Street
New York, New York 10017

ANNUAL MEETING OF SHAREHOLDERS — AUGUST 30, 2007

PROXY STATEMENT

The following information is furnished to each shareholder in connection with the foregoing Notice of Annual Meeting of Shareholders of Value Line, Inc. (the “Company”) to be held on August 30, 2007. The enclosed proxy is for use at the meeting and any adjournments thereof. This Proxy Statement and the form of proxy are being mailed to shareholders on or about August 13, 2007.

The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company. A proxy executed on the enclosed form may be revoked by the shareholder at any time before the shares are voted by delivering written notice of revocation to the Secretary of the Company, by executing a later dated proxy or by attending the meeting and voting in person. The shares represented by all proxies which are received by the Company in proper form will be voted as specified. If no specification is made in a proxy, the shares represented thereby will be voted for the election of the Board’s nominees as Directors and in the best judgment of the proxies upon such other matters as may properly come before the meeting.

The expense in connection with the solicitation of proxies will be borne by the Company.

Only holders of Common Stock of record at the close of business on August 9, 2007 will be entitled to vote at the meeting. On that date, there were 9,981,600 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share.

Under the New York Business Corporation Law (the “BCL”) and the Company’s By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote on a particular matter is necessary to constitute a quorum of shareholders to take action at the Annual Meeting with respect to such matter. For these purposes, shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum of the shareholders is established, under the BCL and the Company’s By-Laws, the nominees standing for election as directors will be elected by a plurality of the votes cast and each other matter will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or the Company’s Certificate of Incorporation or By-Laws. For voting purposes (as opposed to for purposes of establishing a quorum) abstentions and broker non-votes will not be counted in determining whether the nominees standing for election as directors have been elected and whether each other matter has been approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 9, 2007 as to shares of the Company’s Common Stock held by persons known to the Company to be the beneficial owners of more than 5% of the Company’s Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Arnold Bernhard & Co., Inc.(1) 220 East 42nd Street New York, NY 10017	8,631,032	86.5%

(1)	Jean Bernhard Buttner, Chairman of the Board, President and Chief Executive Officer of the Company, owns all of the outstanding voting stock of Arnold Bernhard & Co., Inc.

The following table sets forth information as of August 9, 2007 with respect to shares of the Company’s Common Stock owned by each nominee for director of the Company, by each executive officer listed in the Summary Compensation Table and by all executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned(1)
Jean Bernhard Buttner	100	(1)	*
Edgar A. Buttner	100		*
Janet Eakman	100		*
Herbert Pardes	100		*
Marion Ruth	200		*
Edward J. Shanahan	100		*
Mitchell E. Appel	100		*
David T. Henigson	150		*
Howard A. Brecher	200		*
Stephen R. Anastasio	100		*
All directors and executive officers as a group (10 persons)	1,250	(1)	*

*	Less than one percent

(1)	Excludes 8,631,032 shares (86.5% of the outstanding shares) owned by Arnold Bernhard & Co., Inc.

ELECTION OF DIRECTORS

During the fiscal year ended April 30, 2007, there were four meetings of the Board of Directors. Each director attended at least 75% of the meetings held during the year of the Board of Directors and of each committee on which he or she served. The Company does not have a policy on attendance by directors at the Company’s Annual Meeting. One director and three shareholders attended the 2006 Annual Meeting.

Independent Directors

Herbert Pardes, M.D., Marion N. Ruth and Edward J. Shanahan qualify as independent directors under NASDAQ requirements, which preclude a finding of independence if the director is employed by the company or has engaged in various types of business dealings with the company. Although the NASDAQ Global Market listing requirements generally require that a majority of the board of directors be comprised of independent directors, there is an exemption for “controlled companies”, which are companies of which more than 50% of the voting power is held by an individual, a group or another company. Because Arnold Bernhard & Co., Inc. owns 86.5% of the outstanding voting stock of the Company, the Company is a “controlled company” and is not subject to this requirement. However, the Company is required to have an audit committee of at least three independent directors. Dr. Pardes, Mrs. Ruth and Mr. Shanahan comprise the Audit Committee.

In reaching its conclusion that Dr. Pardes, Mrs. Ruth and Mr. Shanahan are independent, the Board determined that there were not any relationships that would interfere with the exercise of his or her independent judgment. In particular, the Board considered charitable contributions made by the Company or affiliates to organizations with which each such director is affiliated. All such charitable relationships were deemed immaterial.

The Board of Directors has established an Audit Committee which consists of Herbert Pardes, M.D., Marion N. Ruth and Edward J. Shanahan. All members of the Audit Committee are independent, as independence for audit committee members is defined in The NASDAQ Stock Market’s listing standards. The Committee held four meetings during the year ended April 30, 2007 to discuss audit and financial reporting matters with both management and the Company’s independent public accountants.

The Board of Directors has determined that no member of the Audit Committee is an “audit committee financial expert” (as defined in the rules and regulations of the Securities and Exchange Commission). The Board of Directors believes that the experience and financial sophistication of the members of the Audit Committee are sufficient to permit the members of the Audit Committee to fulfill the duties and responsibilities of the Audit Committee. All members of the Audit Committee meet The Nasdaq Stock Market’s audit committee financial sophistication requirements. The Board of Directors has adopted and annually reviewed a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A.

The Board of Directors has also established a Compensation Committee consisting of Herbert Pardes, M.D., Marion N. Ruth and Edward J. Shanahan. The Committee held its annual meeting following the close of the 2007 fiscal year to discuss the compensation of the Chief Executive Officer.

The Company does not have a standing nominating committee and there is no written charter governing the nomination process. Nominations are made annually by the Board of Directors. The

Board feels it is appropriate for the full Board to serve this function because the Company has a relatively small Board.

The Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which the Board evaluates persons recommended by directors or officers and persons recommended by shareholders in selecting Board nominees.

To be considered in the Board’s selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least thirty (30) (but not more than sixty (60)) days prior to the shareholders’ meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided that if less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company as provided herein not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the meeting was mailed or the day on which public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such persons that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder proposing such nomination and any other shareholders known by such shareholder to be supporting such nomination, and (ii) the class and number of shares which are beneficially owned by such shareholder. Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered.

Any shareholder or other interested party who desires to communicate with any director may do so by writing the director, c/o Value Line, Inc., 220 East 42nd Street, New York, NY 10017.

A director who is also an employee of the Company receives no compensation for his service on the Board in addition to that compensation which he receives as an employee. A director who is not an employee of the Company is paid a director’s fee of $25,000 per year. Members of the Audit Committee are paid an additional fee of $20,000 per year.

Policies with Respect to Transactions with Related Persons

During the fiscal year ended April 30, 2007, the Company did not participate in any transaction in which any of the directors, executive officers, any beneficial owner of more than 5% of the Company’s common stock, nor any of their immediate family members, had a material direct or indirect interest except that the Company was reimbursed $1,100,000 for payments it made on behalf of and services it provided to Arnold Bernhard & Co., Inc., which reimbursement was reviewed and approved by the Board of Directors. In addition, none of the directors, executive officers or any of their immediate family members is or has been indebted to the Company.

The Company has adopted a Code of Business Conduct and Ethics which sets forth legal and ethical standards of conduct for the directors, officers and employees of the Company. The Code of Business Conduct and Ethics describes the Company’s policy on conflicts of interest. The Audit Committee will review all related party transactions.

Information concerning the nominees for directors appears in the following table. Except as otherwise indicated, each of the following has held an executive position with the companies indicated for at least five years.

Nominee, Age as of August 9, 2007 and Principal Occupation	Director Since
Jean Bernhard Buttner* (72). Chairman of the Board, President, and Chief Executive and Operating Officer of the Company and Arnold Bernhard & Co., Inc.; Chairman of the Board and President and Director or Trustee of each of the Value Line Funds. Trustee, Choate Rosemary Hall since 2004. Mrs. Buttner is the mother of Dr. Edgar A. Buttner and Mrs. Janet Eakman.	1982

Dr. Edgar A. Buttner (44). Research Associate, Harvard University since 2003; Instructor, McLean Hospital since 2002; Postdoctoral Fellow, Massachusetts Institute of Technology, 1997–2001. Director of Arnold Bernhard & Co., Inc.	2003

Howard A. Brecher* (53). Vice President and Secretary of the Company; Vice President, Secretary, Treasurer, General Counsel and Director of Arnold Bernhard & Co., Inc.; Assistant Secretary and Assistant Treasurer of each of the Value Line Funds since 2005.	1992

Janet Eakman (47). Private Investor. Director of Arnold Bernhard & Co., Inc.	2007

David T. Henigson* (49). Vice President and Chief Compliance Officer of the Company; Chief Compliance Officer, Vice President and Secretary of each of the Value Line Funds; Vice President and Director of Arnold Bernhard & Co., Inc.	1992

Dr. Herbert Pardes (73). President and CEO of New York-Presbyterian Hospital.	2000

Marion N. Ruth (72). President, Ruth Realty (real estate broker). Director or Trustee of each of the Value Line Funds until 2005; Director of Value Line, Inc., 2000–2004.	2005

Edward J. Shanahan (64). President and Headmaster, Choate Rosemary Hall; Director and Chairman, Foundation for Greater Opportunity (independent educational foundation).	2004

*	Member of the Executive Committee.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended April 30, 2007, 2006 and 2005 of the chief executive officer and chief financial officer of the Company and the three most highly compensated executive officers other than the chief executive officer and chief financial officer.

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	All Other Compensation (a) ($)	Total ($)
Jean B. Buttner	2007	935,632	—	21,648	957,280
Chairman of the Board and	2006	931,045	—	19,880	950,925
Chief Executive Officer	2005	917,286	—	18,086	935,372

Mitchell E. Appel	2007	135,000	55,000	16,200	206,200
Chief Financial Officer(b)	2006	123,750	25,000	14,231	162,981

David T. Henigson	2007	382,500	112,500	26,400	521,400
Vice President	2006	380,363	—	24,150	404,513
	2005	111,175	207,500	11,662	330,337

Howard A. Brecher	2007	59,625	400,000	7,155	466,780
Vice President	2006	50,750	400,000	5,836	456,586
	2005	50,000	400,000	5,245	455,245

Stephen R. Anastasio	2007	115,000	65,600	13,800	194,400
Treasurer	2006	113,256	45,600	13,024	171,880
	2005	100,000	58,800	10,247	169,047

(a)	Employees of the Company are members of the Profit Sharing and Savings Plan (the “Plan”). The Plan provides for a discretionary annual contribution out of net operating income which is (subject to legal limitations) proportionate to the salaries of eligible employees. The Company’s contribution expense was $1,299,107 for the year ended April 30, 2007. Each employee’s interest in the Plan is invested in such proportions as the employee may elect in shares of one or more of the mutual funds which are available for investment by plan participants, for which the Company acts as investment adviser. Distributions under the Plan vest in accordance with a schedule based upon the employee’s length of service and are payable upon request at the time of the employee’s retirement, death, total disability, or termination of employment.

(b)	Mr. Appel became an employee on June 1, 2005, and became chief financial officer on September 14, 2005.

Certain Relationships and Related Transactions

Arnold Bernhard & Co., Inc. utilizes the services of officers and employees of the Company to the extent necessary to conduct its business. The Company and Arnold Bernhard & Co., Inc. allocate costs for office space, equipment and supplies and support staff pursuant to a servicing and reimbursement arrangement. During the years ended April 30, 2007, 2006, and 2005, the Company was reimbursed $1,100,000, $918,000 and $689,000, respectively, for payments it made on behalf of and services it provided to Arnold Bernhard & Co., Inc. In addition, a tax-sharing arrangement allocates the tax liabilities of the two companies between them. The Company pays to Arnold Bernhard & Co., Inc. an amount equal to the Company’s liability as if it filed separate tax returns. For the years ended April 30, 2007, 2006, and 2005, the Company made payments to Arnold Bernhard & Co., Inc. for federal income taxes amounting to $13,450,000, $11,895,000 and $12,115,000, respectively.

The Company acts as investment adviser and manager for fourteen open-ended investment companies, the Value Line Family of Funds. The Company earns investment management fees based upon the average daily net asset values of the respective funds. Value Line Securities, Inc. (“VLS”), a subsidiary of the Company, receives service and distribution fees under rule 12b-1 of the Investment Company Act of 1940 from certain of the mutual funds for which the Company is the adviser. During certain periods prior to December 2004, VLS earned brokerage commission income on securities transactions executed by it on behalf of the funds that were cleared on a fully disclosed basis through non-affiliated brokers, who received a portion of the gross commission. VLS in November 2004 suspended execution of trades through VLS for any of the Value Line Funds. For the years ended April 30, 2007, 2006, and 2005, investment management fees, service and distribution fees and brokerage commission income amounted to $30,026,000, $31,378,000, $30,206,000, respectively, after fee waivers. These amounts include service and distribution fees of $7,299,000, $9,915,000, $9,609,000, respectively. There was no brokerage commission income in fiscal years 2006 or 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of its equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareowners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based on the Company’s review of the copies of such forms that it has received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements during fiscal 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of the three independent directors named below. The Committee has adopted a written charter which has been approved by the Board of Directors of the Company and is appended to this proxy statement. The Committee has reviewed and discussed the Company’s audited 2007 financial statements with management. The Committee has discussed with Horowitz & Ullmann, P.C., the Company’s outside independent auditors, the matters required to be discussed by SAS 61 (Communication with Audit Committee). The Committee has received from Horowitz & Ullmann, P.C., the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has discussed with Horowitz & Ullmann, P.C its independence and has considered whether the provision by Horowitz & Ullmann, P.C. of non-audit services is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements certified by Horowitz & Ullmann, P.C. be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007 for filing with the Securities and Exchange Commission.

Herbert Pardes, M.D.
Marion N. Ruth
Edward J. Shanahan

Audit and Non-Audit Fees

For the fiscal years ended April 30, 2007 and 2006, fees for services provided by Horowitz & Ullmann, P.C., were as follows:

	2007	2006
Audit fees	$146,450	$134,695
Audit-related fees	16,810	24,190
Tax fees	146,105	76,960
All other fees	0	0

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors and monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors and fees charged.

COMPENSATION COMMITTEE REPORT

The Company’s executive compensation program is intended to support the Company’s attraction and retention of capable and experienced executives, to promote successful divisional and corporate performance and to compensate appropriately executives who contribute to the operations and long-term profitability of the Company. The following guidelines have been established to carry out this policy:

(a)	Base salaries and bonuses should be maintained at levels consistent with competitive market compensation; and

(b)	A portion of the executive compensation should reflect the performance of the Company and the individual.

The Compensation Committee has proceeded in the same manner for a number of years. After the close of the fiscal year, a compensation consultant is engaged. The consultant determines a group of peer companies to which the consultant and the Committee refer in evaluating the performance and the compensation of the chief executive officer. The Company employs the same peer group when it presents total shareholder return in reference to a peer group as well as in reference to a standard index. In light of this established process, more details of which are included in this proxy statement, the Committee, which consists only of independent directors, has not found it necessary to adopt a formal charter.

The Compensation Committee has reviewed the within Compensation Discussion and Analysis and recommended that it be included in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

Scope

The Compensation Committee recommends the structure and level of compensation of the chief executive officer to the Board of Directors, which votes on the recommendations of the Committee. The Committee has not delegated authority over its process to other persons.

Procedure and Process Considerations

Following initial discussions with the Committee, the compensation consultant is asked to construct a peer group of comparable companies which is used by the consultant and Committee to evaluate the chief executive officer’s compensation in light of Company and peer financial indicators, compensation awarded by the peer firms, and other factors. Members of the Board and executive officers are suggested to hold at least a nominal amount of Company stock. The Chief Executive Officer is deemed to beneficially own the majority of the stock of the Company. In no case does the Company hedge, limit or protect any shareholder from risk of loss on such holding.

The consultant firm relies primarily on its extensive experience and large databases of relevant financial and compensation information. Personnel of the Company are available to assist the Committee and consultant upon request. For example, this year the principal of the consultant interviewed the CEO about the past year’s challenges and achievements and long-term plans and strategies. Company personnel are not involved in recommending or deciding the level or structure of the chief executive officer’s compensation as recommended by the Compensation Committee.

The consultant then completes a written report which presents in detail the compensation programs and financial performance of the peer group. In addition, the report reviews and assists in evaluation of the challenges, achievements, and overall performance of the chief executive officer. The consultant may recommend a bonus or other compensation award, or indicate the competitive range based on its findings in regard to the peer group companies. The consultant is also asked to discuss the current and possible alternative structural approaches to the chief executive officer’s compensation program.

Components of Compensation

The Company’s compensation program is comprised of two main components: Base Salary and Incentive Compensation (Bonus).

Base Salary

Base salaries for the Company’s executives take into account the compensation policies of similar companies competing in the businesses in which the Company is engaged. The Committee believes that the base salary levels as established are reasonable and competitive and necessary to attract and retain key employees.

Annual Incentive Compensation Plan

Bonus payments are awarded to executives based upon competitive market conditions, individual performance and the success of the Company. The performance of the Company and its departments and attainment of individual goals and objectives are given approximately equal weighting in determining bonuses paid to executive officers. The Company’s compensation approach takes into account a full range of the criteria important to the Company’s long-term strategies, rather than relying on inflexible numerical performance targets.

Chief Executive Officer Compensation For Fiscal 2007

In reviewing the Chief Executive Officer’s performance during the past year, the Compensation Committee took note of the Company’s success in several financial and other measures, such as operating profit margin, return on sales, assets and equity and growth in net income, revenues and profits per employee and the Company’s strong total shareholder return through June 30, 2007. Net income and earnings per share increased over the 2006 results. Licensing revenues are growing strongly.

The Company’s consultants, Steven Hall & Partners, did a statistical analysis of both Mrs. Buttner’s salary and the financial performance of the Company by several criteria in comparison with performance and compensation at the peer group of other corporations in the publishing, investment management, and information industries developed by the consultants and listed on page 11. The Hall firm observed that although Value Line was not among the larger companies in the peer group in terms of revenue, its return on sales, equity and assets ranked high in the peer group.

The Committee noted Mrs. Buttner’s personal leadership contributions in successfully guiding the Company to outstanding performance, including rapid increases in licensing revenues as well as outstanding independent ratings of several of the Company’s mutual funds. The Hall firm concluded that a substantial incentive award was called for in light of Mrs. Buttner’s achievements in fiscal 2007 and the compensation programs of the peer group companies and other similar companies.

The Steven Hall firm pointed to their data showing that the CEO’s current cash compensation is at the bottom 25th percentile relative to the peer group cash compensation. When stock option and restricted stock compensation to many of the other CEO’s of peer group firms is considered, Mrs. Buttner’s total compensation ranks at the bottom of the peer group. Because of the large majority interest held by Mrs. Buttner in the Company in terms of beneficial ownership, the Company has not awarded stock-based compensation. After extensive consideration, the Committee recommended a cash bonus this year in the sum of $300,000 for Mrs. Buttner, which would have exceeded its recommendation for any recent year.

Despite her outstanding achievements, Mrs. Buttner requested that the recommended bonus not be paid to her as, in light of her equity position, she felt it was in the best interests of the Company at this time to retain and reinvest that sum. With the Committee’s concurrence, the Board of Directors decided not to further pursue the bonus payment in light of Mrs. Buttner’s request.

COMPENSATION COMMITTEE

Herbert Pardes, M.D.
Marion N. Ruth
Edward J. Shanahan

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The names of the members of the Compensation Committee at the conclusion of the fiscal year ended April 30, 2007 are set forth above. Jean B. Buttner, the Chairman, President and Chief Executive Officer of the Company, is a Trustee of Choate Rosemary Hall of which Mr. Shanahan is the President and Headmaster.

PEER GROUP

The 2007 peer group consists of:

BKF Capital Group, Inc. Calamos Asset Management, Inc. Cohen & Steers, Inc. Courier Corp.	Federated Investors John Wiley & Sons Martha Stewart Living Omnimedia	Resource America, Inc. The Street.com, Inc. Waddell & Reed

The Compensation Committee Report, the Report of the Audit Committee and the Comparative Five-Year Total Return graph appearing in the annual report to shareholders shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C of the Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or to the liabilities of Section 18 of the Exchange Act.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The independent certified public accountants selected by the Board of Directors to audit the Company’s books and records for the 2008 fiscal year are the firm of Horowitz & Ullmann, P.C., which firm also audited the Company’s books and records for the fiscal year ended April 30, 2007. It is not expected that a representative of Horowitz & Ullmann, P.C. will be present at the Annual Meeting.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Shareholder proposals intended for presentation at the next Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 15, 2008. The Company’s By-Laws contain other procedures for proposals to be properly brought before an annual meeting of shareholders. To be timely, a shareholder must have given written notice of a proposal to the Chairman of the Board of Directors with a copy to the Secretary and such notice must be received at the principal executive offices of the Company not less than thirty nor more than sixty days prior to the scheduled annual meeting; provided, however, that if less than forty days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares which are beneficially owned by the shareholder on the date of such shareholder notice and (iv) any material interest of the shareholder in such proposal.

FORM 10-K ANNUAL REPORT

Any shareholder who desires a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007 filed with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary of the Company at 220 East 42nd Street, New York, New York 10017. Exhibits may also be requested, at a charge equal to the reproduction and mailing costs.

GENERAL

The Board of Directors is not aware of any business to come before the meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if any other business is properly brought before the meeting, it is the intention of the persons directed to vote the shareholders’ stock to vote such stock in accordance with their best judgment.

The Company is mailing its Annual Report for the fiscal year ended April 30, 2007 to shareholders together with this Proxy Statement.

Appendix A

VALUE LINE, INC.

AUDIT COMMITTEE CHARTER

The Board of Directors (the “Board”) of Value Line, Inc. (the “Company”) shall appoint the Audit Committee (the “Audit Committee”) which shall be constituted and have the responsibility and authority as described herein.

PURPOSE

The Audit Committee’s primary purpose shall be to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

ACTIVITIES

In carrying out its responsibility, the Audit Committee shall undertake the following activities:

1.	The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Audit Committee.

2.	Procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters have been established as follows:

a.	Anyone with concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may confidentially, and anonymously if they wish, submit such concerns or complaints to any of the Company’s officers. All such concerns and complaints will be forwarded to the CEO. A record of all such complaints and concerns received will be provided to the Audit Committee each fiscal quarter by the Company’s Legal Counsel or any of its officers.

The Audit Committee will evaluate the merits of any concerns or complaints received by it and authorize such follow-up actions, if any, as it deems necessary or appropriate to address the substance of the concern or complaint.

The Company will not discipline, discriminate against or retaliate against any employee who reports a complaint or concern, unless it is determined that the report was made with knowledge that it was false.

3.	The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

4.	The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the board of directors, for payment of:

a.	Compensation to any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

b.	Compensation to any advisers employed by the Audit Committee under paragraph (3); and

c.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

5.	The Audit Committee shall pre-approve all audit and permitted non-audit services to be provided by the independent auditor. The Audit Committee may delegate authority to pre-approve all auditing and permitted non-audit services in accordance with pre-approval policies and procedures established by the Audit Committee, provided that the Audit Committee is informed of each service so approved at the next meeting of the Audit Committee. These pre-approval requirements are subject to the exception for the de minimus provision of services set forth in Securities and Exchange Commission Regulation S-X, Section 2.01(c)(7) (i)(C).

6.	The Audit Committee shall meet with the independent auditor prior to the audit to review the planning and staffing of the audit and approve the proposed fee for the audit.

7.	The Audit Committee shall receive written periodic reports from the independent auditor delineating all relationships between the independent auditor and the Company. This report shall be consistent with Independence Standards Board Standard No. 1 regarding the auditor’s independence. The Audit Committee shall actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and if determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

8.	The Audit Committee shall receive the report of the independent auditor, prior to the filing of the independent auditor’s audit report with the Securities and Exchange Commission, with respect to:

a.	All critical accounting policies and practices to be used;

b.	All alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company, including:

i.	Ramifications of the use of such alternative disclosures and treatments; and

ii.	The treatment preferred by the independent auditor; and

c.	Other material written communications between the independent auditor and the management of the Company, such as any management letter or schedule of unadjusted differences.

9.	The Audit Committee shall receive any report by the Company’s chief financial officer and/or chief executive officer concerning:

a.	any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting of the Company which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data;

b.	and any fraud regarding company business, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

10.	The Audit Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

b.	Significant financial reporting issues and judgments; and

c.	Any major changes to the Company’s auditing and accounting principles and practices.

11.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

12.	Review the Company’s annual audited financial statements and the report thereon with the independent auditor and management prior to the publication of such statements.

13.	Review periodically with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

14.	Adopt the report (to be prepared by the Company’s legal counsel) required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement, which shall include a statement of whether the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K.

15.	Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

The Audit Committee shall meet at least two times a year and make an oral report to the Board following each meeting.

While the Audit Committee has the responsibility and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

P R O X Y	VALUE LINE, INC. 220 EAST 42ND STREET NEW YORK, NY 10017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby authorizes and directs Howard A. Brecher and Stephen R. Anastasio and each of them, with full power of substitution, to vote the stock of the undersigned at the Annual Meeting of Shareholders of VALUE LINE, INC. on August 30, 2007, or at any adjournments thereof as hereinafter specified and, in their discretion, to vote according to their best judgment upon such other matters as may properly come before the meeting or any adjournments thereof.

(CONTINUED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

  FOLD AND DETACH HERE  

ADMISSION TICKET

VALUE LINE, INC.
Annual Meeting of Shareholders
August 30, 2007
10:30 a.m. Local Time

Chadbourne & Parke LLP
30 Rockefeller Plaza
36th Floor
New York, NY 10112

If you attend the Annual Meeting of Shareholders,
please bring this Admission Ticket as well
as a form of government issued photo identification.

Non-Transferable	Non-Transferable

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF NOMINEES AS DIRECTORS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. ELECTION OF NOMINEES AS DIRECTORS:		01 H.A. Brecher, 02 E.A. Buttner, 03 J.B. Buttner, 04 J. Eakman, 05 D.T. Henigson, 06 H. Pardes, 07 M.N. Ruth and 08 E. Shanahan
FOR all nominees listed to the right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the right	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below)
☐	☐

Please sign exactly as your name appears to the left. When signing as Trustee, Executor, Administrator, or Officer of a corporation, give title as such.

Dated: _______________________________, 2007

__________________________________________
Signature
__________________________________________
Signature if owned jointly

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

  FOLD AND DETACH HERE  

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